Exhibit 23b

To the Board of Directors of Acxiom Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated May 6, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 333-72009,
333-81211, 333-49740, 333-55814, 33-17115, 33-37609, 33-37610, 33-42351, 33-72310, 33-72312, 33-63423, 333-03391,
333-40114, 333-57470, and 333-68620.

Little Rock, Arkansas,
May 15, 2001.